UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019 (May 16, 2019)

Uniti Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36708	46-5230630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10802 Executive Center Drive Benton Building Suite 300 Little Rock, Arkansas		72211
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (501) 850-0820

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	UNIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held virtually on May 16, 2019 at 8:00 a.m. (Eastern time) at www.virtualshareholdermeeting.com/UNIT2019.  During the Annual Meeting, the Company’s stockholders voted on three proposals. The proposals are described in the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 4, 2019. The voting results for each of the proposals are as follows.

1.	Election of Directors. The five director nominees named in the Proxy Statement were elected to the Company’s Board of Directors by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Jennifer S. Banner	87,245,965	1,919,669	6,052,849	51,156,388
Scott G. Bruce	87,839,769	1,284,175	6,094,539	51,156,388
Francis X. (“Skip”) Frantz	87,092,682	2,064,981	6,060,820	51,156,388
Kenneth A. Gunderman	87,771,719	1,355,967	6,090,797	51,156,388
David L. Solomon	87,183,634	1,975,228	6,059,621	51,156,388

2.

Advisory Vote to Approve Executive Compensation.  The stockholders approved an advisory non-binding resolution approving the compensation of the Company’s named executive officers by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
85,445,555	3,383,363	6,389,565	51,156,388

3.

Ratification of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accountant.  The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountant for 2019 by the following votes:

Votes For	Votes Against	Votes Abstained
143,438,212	2,166,756	769,903

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2019	UNITI GROUP INC.

	By:	/s/ Daniel L. Heard
		Name:	Daniel L. Heard
		Title:	Executive Vice President – General Counsel and Secretary